January 2024

Preliminary Terms No. 557
Registration Statement Nos. 333-275587; 333-275587-01
Dated January 2, 2024
Filed pursuant to Rule 433

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Dual Directional Buffered Participation Securities, or “Buffered Securities,” are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered Securities will pay no interest, provide a minimum payment at maturity of only 15% of the stated principal amount and have the terms described in the accompanying product supplement for participation securities, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Buffered Securities will be based on the value of the worst performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 100% participation in the positive performance of the worst performing underlying, subject to the maximum upside payment at maturity. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%, investors will receive the stated principal amount of their investment plus a positive return equal to 150% of the absolute value of the performance of the worst performing underlying, which will be inherently limited to a maximum return of 22.50%. However, if the final level of either underlying is less than 85% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15%, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity of 15% of the stated principal amount. Investors may lose up to 85% of the stated principal amount of the Buffered Securities. Because the payment at maturity of the Buffered Securities is based on the worst performing of two underlyings, a decline in either underlying beyond the buffer amount will result in a loss, and potentially a significant loss, of your investment even if the other underlying has appreciated or has not declined as much. The Buffered Securities are for investors who seek an equity-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlyings and forgo current income and upside above the maximum upside payment at maturity in exchange for the buffer and absolute return features that in each case apply to a limited range of performance of the worst performing underlying. The Buffered Securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

The Buffered Securities differ from the Participation Securities described in the accompanying product supplement for Participation Securities in that the Buffered Securities offer the potential for a positive return at maturity if the worst performing underlying depreciates by up to 15%.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered Securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	April 9, 2025
Underlyings:	Russell 2000® Index (the “RTY Index”) and the iShares® Russell 1000 Value ETF (the “IWD Shares”)
Aggregate principal amount:	$
Payment at maturity:

If the final level of each underlying is greater than its respective initial level,

$1,000 + ($1,000 × participation rate × underlying percent change of the worst performing underlying)

In no event will the payment at maturity exceed the maximum upside payment at maturity.

If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%,

$1,000 + ($1,000 × absolute underlying return of the worst performing underlying × 1.5)

In this scenario, you will receive a 1.50% positive return on the securities for each 1% negative return of the worst performing underlying. In no event will this amount exceed the stated principal amount plus $225.

If the final level of either underlying is less than 85% of its respective initial level, meaning that either underlying has decreased from its respective initial level by an amount greater than the buffer amount of 15%,

($1,000 × underlying performance factor of the worst performing underlying) + $150

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered Securities pay less than $150 per Buffered Security at maturity.

Participation rate:	100%
Underlying percent change:	With respect to each underlying, (final level – initial level) / initial level
Worst performing underlying:	The underlying with the lesser underlying percent change
Underlying performance factor:	With respect to each underlying, final level / initial level
Absolute underlying return:

The absolute value of the underlying percent change. For example, a -5% underlying percent change will result in a +5% absolute underlying return, and therefore a +7.50% positive return on the securities.

Initial level:	With respect to the RTY Index, , which is its closing level on the pricing date With respect to the IWD Shares, $ , which is its closing level on the pricing date
Final level:	With respect to each underlying, the respective closing level on the valuation date
Closing level

With respect to the RTY Index, on any index business day, the index closing value on such day

With respect to the IWD Shares, on any trading day, the closing price of one IWD Share on such day times the adjustment factor on such day

Adjustment factor:	With respect to the IWD Shares, 1.0, subject to adjustment in the event of certain events affecting the IWD Shares
Valuation date:	April 4, 2025, subject to adjustment for non-index business days and non-trading days, as applicable, and certain market disruption events
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount)
Maximum upside payment at maturity:	At least $1,140 per Buffered Security (114% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Buffer amount:

15%. As a result of the buffer amount of 15%, the level at or above which each underlying must close on the valuation date so that investors do not lose money on their investment in the Buffered Securities is:

with respect to the RTY Index, , which is 85% of its initial level, and with respect to the IWD Shares, $ , which is 85% of its initial level.

Stated principal amount:	$1,000 per Buffered Security
Issue price:	$1,000 per Buffered Security
Pricing date:	January 4, 2024
Original issue date:	January 9, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61771WJJ8 / US61771WJJ80
Listing:	The Buffered Securities will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $976.80 per Buffered Security, or within $25.00 of that estimate. See “Investment Summary” on page 2.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per Buffered Security	$1,000	$	$
Total	$	$	$

(1)The Buffered Securities will be sold only to investors purchasing the Buffered Securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each Buffered Security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the Buffered Securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 19.

The Buffered Securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered Securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Buffered Securities” and “Additional Information About the Buffered Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Participation Securities dated November 16, 2023    Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Investment Summary

Dual Directional Buffered Participation Securities

Principal at Risk Securities

The Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025 (the “Buffered Securities”) offer 100% participation in the positive performance of the worst performing underlying, subject to the maximum upside payment at maturity, and can be used:

￭To gain exposure to the worst performing of two U.S. equity underlyings

￭To obtain a positive return equal to 150% of the absolute underlying return of the worst performing underlying for a limited range of negative performance of the worst performing underlying

If the final level of either underlying is less than 85% of its respective initial level, investors will be negatively exposed to the decline in the worst performing underlying beyond the buffer amount and will lose some or a substantial portion of their investment.

Maturity:	1.25 years
Participation rate:	100%
Maximum upside payment at maturity:	At least $1,140 per Buffered Security (114% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount). Investors may lose up to 85% of the stated principal amount of the Buffered Securities.
Buffer amount:	15%, with 1-to-1 downside exposure to the worst performing underlying below the buffer
Coupon:	None
Listing:	The Buffered Securities will not be listed on any securities exchange

The original issue price of each Buffered Security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered Securities, which are borne by you, and, consequently, the estimated value of the Buffered Securities on the pricing date will be less than $1,000. We estimate that the value of each Buffered Security on the pricing date will be approximately $976.80, or within $25.00 of that estimate. Our estimate of the value of the Buffered Securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Buffered Securities on the pricing date, we take into account that the Buffered Securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the Buffered Securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered Securities?

In determining the economic terms of the Buffered Securities, including the buffer amount, the participation rate, the maximum upside payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered Securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered Securities?

The price at which MS & Co. purchases the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered Securities, and, if it once chooses to make a market, may cease doing so at any time.

January 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Key Investment Rationale

The Buffered Securities offer the potential for a positive return at maturity equal to 150% of the absolute underlying return of the worst performing underlying for a limited range of percentage changes of the worst performing underlying. At maturity, if the final level of each underlying is greater than its respective initial level, investors will receive the stated principal amount of their investment plus a return reflecting 100% participation in the positive performance of the worst performing underlying, subject to the maximum upside payment at maturity. If the final level of either underlying is less than or equal to its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level, investors will receive the stated principal amount of their investment plus a positive return reflecting 150% of the absolute value of the performance of the worst performing underlying. However, if the final level of either underlying is less than 85% of its respective initial level, the absolute return feature will no longer be available and instead investors will lose 1% for every 1% decline in the worst performing underlying beyond the specified buffer amount, subject to the minimum payment at maturity. Investors may lose up to 85% of the stated principal amount of the Buffered Securities. All payments on the Buffered Securities are subject to our credit risk.

Absolute Return Feature

The Buffered Securities enable investors to obtain a positive return if the final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level.

Upside Scenario if Both Underlyings Appreciate

Both underlyings increase in value, and, at maturity, the Buffered Securities redeem for the stated principal amount of $1,000 plus a return reflecting 100% of the underlying percent change of the worst performing underlying, subject to the maximum upside payment at maturity of at least $1,140 per Buffered Security (114% of the stated principal amount). The actual maximum upside payment at maturity will be determined on the pricing date.

Absolute Return Scenario

The final level of either underlying is less than its respective initial level but the final level of each underlying is greater than or equal to 85% of its respective initial level. In this case, you receive a 1.50% positive return on the Buffered Securities for each 1% negative return on the worst performing underlying. For example, if the final level of the worst performing underlying is 5% less than its respective initial level, the Buffered Securities will provide a total positive return of 7.50% at maturity. The maximum return you may receive in this scenario is a positive 22.50% return at maturity.

Downside Scenario

The final level of either underlying is less than 85% of its respective initial level. In this case, the Buffered Securities redeem for less than the stated principal amount by an amount proportionate to the percentage decrease of the worst performing underlying over the term of the Buffered Securities, plus the buffer amount of 15%. For example, if the final level of the worst performing underlying is 55% less than its initial level, the Buffered Securities will be redeemed at maturity for a loss of 40% of principal at $600, or 60% of the stated principal amount. The minimum payment at maturity is $150 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlyings, a decline in either underlying to less than 85% of its respective initial level will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

January 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Buffered Securities. The following examples are for illustrative purposes only. The actual initial levels for each underlying will be determined on the pricing date. Any payment at maturity on the Buffered Securities is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered Security
Hypothetical initial level:	With respect to the RTY Index: 2,000 With respect to the IWD Shares: $160
Participation rate:	100%
Maximum upside payment at maturity:	$1,140 per Buffered Security (114% of the stated principal amount)
Minimum payment at maturity:	$150 per Buffered Security (15% of the stated principal amount)
Buffer amount:	15%

EXAMPLE 1: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 2,100
IWD Shares: $256
Underlying percent change		RTY Index: (2,100 – 2,000) / 2,000 = 5% IWD Shares: ($256 – $160) / $160 = 60%
Payment at maturity	=	$1,000 + ($1,000 × participation rate × underlying percent change of the worst performing underlying, subject to the maximum upside payment at maturity)
	=	$1,000 + ($1,000 × 100% × 5%)
	=	$1,050

In example 1, the final levels of both the RTY Index and IWD Shares are greater than their initial levels. The RTY Index has appreciated by 5% while the IWD Shares has appreciated by 60%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying, which is the RTY Index in this example, subject to the maximum upside payment at maturity. Investors receive $1,050 per Buffered Security at maturity.

EXAMPLE 2: The final level of each underlying is greater than its respective initial level.

Final level		RTY Index: 3,400
IWD Shares: $256
Underlying percent change		RTY Index: (3,400 – 2,000) / 2,000 = 70% IWD Shares: ($256 – $160) / $160 = 60%
Payment at maturity	=	$1,000 + ($1,000 × underlying percent change of the worst performing underlying, subject to the maximum upside payment at maturity)
	=	$1,140

In example 2, the final levels of both the RTY Index and IWD Shares are greater than their initial levels. The RTY Index has appreciated by 70% while the IWD Shares has appreciated by 60%. Therefore, investors receive at maturity the stated principal amount plus 100% of the appreciation of the worst performing underlying, which is the IWD Shares in this example, subject to the maximum upside payment at maturity. Because the payment at maturity cannot exceed the maximum upside payment at maturity, investors receive $1,140 per Buffered Security at maturity.

EXAMPLE 3: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%.

Final level	RTY Index: 2,800
IWD Shares: $152
Underlying percent change	RTY Index: (2,800 – 2,000) / 2,000 = 40% IWD Shares: ($152 – $160) / $160 = -5%

January 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying × 1.5)
	=	$1,000 + ($1,000 × 5% × 1.5)
	=	$1,075

In example 3, the final level of the RTY Index is greater than its respective initial level while the final level of the IWD Shares is less than its respective initial level. The RTY Index has appreciated by 40% while the IWD Shares has declined by 5%, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the absolute value of the performance of the worst performing underlying, which is the IWD Shares in this example. Investors receive $1,075 per Buffered Security at maturity. In this example, investors receive a positive return even though one of the underlyings has declined in value by 5%, due to the absolute return feature of the Buffered Securities and because neither underlying has declined to below 85% of its initial level.

EXAMPLE 4: The final level of one underlying is greater than its respective initial level while the final level of the other underlying is less than 85% of its respective initial level.

Final level		RTY Index: 2,200
IWD Shares: $80
Underlying percent change		RTY Index: (2,200 – 2,000) / 2,000 = 10% IWD Shares: ($80 – $160) / $160 = -50%
Underlying performance factor		RTY Index: 2,200 / 2,000 = 110% IWD Shares: $80 / $160 = 50%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $150
	=	($1,000 × 50%) + $150
	=	$650

In example 4, the final level of the RTY Index is greater than its respective initial level, while the final level of the IWD Shares is less than 85% of its respective initial level. While the RTY Index has appreciated by 10%, the IWD Shares has declined by 50%. Therefore, investors are exposed to the negative performance of the IWD Shares, which is the worst performing underlying in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $650 per Buffered Security. In this example, investors lose the benefit of the absolute return feature and are instead exposed to the negative performance of the worst performing underlying even though the other underlying has appreciated in value by 10%.

EXAMPLE 5: The final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%.

Final level		RTY Index: 1,880
IWD Shares: $152
Underlying percent change		RTY Index: (1,880 – 2,000) / 2,000 = -6% IWD Shares: ($152 – $160) / $160 = -5%
Payment at maturity	=	$1,000 + ($1,000 × absolute underlying return of the worst performing underlying × 1.5)
	=	$1,090

In example 5, the final level of each underlying is less than its respective initial level, but neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%. The RTY Index has declined by 6% while the IWD Shares has declined by 5%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the absolute value of the performance of the worst performing underlying, which is the RTY Index in this example. Investors receive $1,090 per Buffered Security at maturity.

EXAMPLE 6: The final level of each underlying is less than 85% of its respective initial level.

Final level	RTY Index: 600
IWD Shares: $64
Underlying percent change	RTY Index: (600 – 2,000) / 2,000 = -70% IWD Shares: ($64 – $160) / $160 = -60%

January 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Underlying performance factor		RTY Index: 600 / 2,000 = 30% IWD Shares: $64 / $160 = 40%
Payment at maturity	=	($1,000 × underlying performance factor of the worst performing underlying) + $150
	=	($1,000 × 30%) + $150
	=	$450

In example 6, the final levels of both the RTY Index and the IWD Shares are less than their respective initial levels by an amount greater than the buffer amount of 15%. The RTY Index has declined by 70% while the IWD Shares has declined by 60%. Therefore, investors lose the benefit of the absolute return feature and instead are instead exposed to the negative performance of the RTY Index, which is the worst performing underlying in this example, beyond the buffer amount of 15%, and receive a payment at maturity of $450 per Buffered Security.

Because the payment at maturity of the Buffered Securities is based on the worst performing of the underlyings, a decline in either underlying by an amount greater than the buffer amount of 15% will result in a loss, and potentially a significant loss, of your investment, even if the other underlying has appreciated or has not declined as much.

January 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered Securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for participation securities, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered Securities.

Risks Relating to an Investment in the Buffered Securities

￭The Buffered Securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount. The terms of the Buffered Securities differ from those of ordinary debt securities in that the Buffered Securities do not pay interest and provide a minimum payment at maturity of only 15% of the stated principal amount of the Buffered Securities. If the final level of either underlying is less than 85% of its initial level, the absolute return feature will no longer be available and you will instead receive for each Buffered Security that you hold a payment at maturity that is less than the stated principal amount of each Buffered Security by an amount proportionate to the decline in the value of the worst performing underlying from its initial level, plus $150 per Buffered Security. Accordingly, investors may lose up to 85% of the stated principal amount of the Buffered Securities.

￭The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity. The appreciation potential of the Buffered Securities is limited by the maximum upside payment at maturity of at least $1,140 per Buffered Security, or 114% of the stated principal amount. The actual maximum upside payment at maturity will be determined on the pricing date. Because the payment at maturity will be limited to 114% of the stated principal amount for the Buffered Securities, any increase in the final level of the worst performing underlying over its initial level by more than 14% of its initial level will not further increase the return on the Buffered Securities. The maximum return you can receive if the worst performing underlying depreciates is similarly limited because of the buffer amount. If the final level of either underlying is less than or equal to its respective initial level, but the final level of each underlying is greater than or equal to 85% of its respective initial level, meaning that neither underlying has decreased from its initial level by an amount greater than the buffer amount of 15%, you will receive the stated principal amount of your investment plus a positive return equal to 150% of the absolute value of the performance of the worst performing underlying, which will be inherently limited to a maximum return of 22.50%. However, if the worst performing underlying depreciates by more than the buffer amount of 15%, you will lose some or a significant portion of your investment.

￭The market price of the Buffered Securities will be influenced by many unpredictable factors. Several factors will influence the value of the Buffered Securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including the value, volatility and dividend yield of the underlyings, interest and yield rates in the market, time remaining until the Buffered Securities mature, geopolitical conditions and economic, financial, political, regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. The levels of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Russell 2000® Index Overview” and “iShares® Russell 1000 Value ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered Security if you try to sell your Buffered Securities prior to maturity.

￭The Buffered Securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered Securities. You are dependent on our ability to pay all amounts due on the Buffered Securities at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Buffered Securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered Securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered Securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered Securities is not linked to the values of the underlyings at any time other than the valuation date. The final level of each underlying will be based on the underlying closing level on the valuation date, subject to postponement for non-index business days and non-trading days, as applicable, and certain market disruption events. Even if both underlyings appreciate prior to the valuation date but the value of either underlying drops by the valuation date to less than 85% of its initial level, the payment at maturity will be less than it would have been had the payment at maturity been linked to the values of the underlyings prior to such drop. Although the actual levels of the underlyings on the stated maturity date or at other times during

January 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

the term of the Buffered Securities may be higher than their respective final levels, the payment at maturity will be based solely on the underlying closing levels on the valuation date.

￭Investing in the Buffered Securities is not equivalent to investing in either underlying. Investing in the Buffered Securities is not equivalent to investing in either of the underlyings or the component stocks of the RTY Index or the share underlying index. As an investor in the Buffered Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute the RTY Index or the share underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered Securities in the original issue price reduce the economic terms of the Buffered Securities, cause the estimated value of the Buffered Securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered Securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered Securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered Securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered Securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered Securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered Securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered Securities than those generated by others, including other dealers in the market, if they attempted to value the Buffered Securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered Securities in the secondary market (if any exists) at any time. The value of your Buffered Securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered Securities will be influenced by many unpredictable factors” above.

￭The Buffered Securities will not be listed on any securities exchange and secondary trading may be limited. The Buffered Securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered Securities. MS & Co. may, but is not obligated to, make a market in the Buffered Securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered Securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered Securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered Securities, it is likely that there would be no secondary market for the Buffered Securities. Accordingly, you should be willing to hold your Buffered Securities to maturity.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered Securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered Securities (and possibly to other instruments linked to the underlyings and the share underlying index), including trading in the IWD Shares, the stocks that constitute the RTY Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the stocks that constitute the RTY Index or the share underlying index and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially affect the initial level of either underlying, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the Buffered Securities, including on the valuation date, could

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adversely affect the closing level of either underlying on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered Securities. As calculation agent, MS & Co. will determine the initial levels and the final levels, including whether any underlying has decreased to below 85% of its respective initial level, and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, whether to make any adjustments to the adjustment factor and the selection of a successor index or calculation of the final index value of the RTY Index or the closing price of the IWD Shares, as applicable, in the event of a market disruption event or discontinuance of an underlying. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of Participation Securities—Postponement of Valuation Date(s),” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered Securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered Securities. As discussed in the Tax Disclosure Sections, there is a substantial risk that the “constructive ownership” rule could apply, in which case all or a portion of any long-term capital gain recognized by a U.S. Holder could be recharacterized as ordinary income and an interest charge could be imposed. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment, the timing and character of income on the Buffered Securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. There is a risk that the IRS may seek to treat all or a portion of the gain on the Buffered Securities as ordinary income. For example, due to the terms of the Buffered Securities and current market conditions, there is a risk that the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the Buffered Securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed in this document. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of both underlyings. Your return on the Buffered Securities is not linked to a basket consisting of both underlyings. Rather, it will be based upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlyings. Poor performance by either underlying over the term of the securities will negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either underlying declines to below 85% of its respective initial level as of the valuation date, you will lose some or a substantial portion of your investment, even if the other underlying has appreciated or has not declined as much. Accordingly, your investment is subject to the price risk of both underlyings.

￭Because the Buffered Securities are linked to the performance of the worst performing underlying, you are exposed to greater risk of sustaining a loss on your investment than if the Buffered Securities were linked to just one underlying. The risk that you will suffer a loss on your investment is greater if you invest in the Buffered Securities as opposed to substantially similar securities that are linked to the performance of just one underlying. With two underlyings, it is more likely that either

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underlying will decline to below 85% of its initial level as of the valuation date than if the Buffered Securities were linked to only one underlying. Therefore, it is more likely that you will suffer a loss on your investment.

￭The investment strategy represented by the iShares® Russell 1000 Value ETF may not be successful. The iShares® Russell 1000 Value ETF seeks to track the investment results of the Russell 1000® Value Index. The Russell 1000® Value Index measures the capitalization-weighted price performance of the stocks included in the Russell 1000® Index that are determined by FTSE Russell to be value-oriented, with lower price-to-book ratios and lower forecasted growth values. However, there can be no assurance that the Russell 1000® Value Index will outperform any other index or strategy that tracks stocks selected using other criteria. A “value” investment strategy is premised on the goal of investing in stocks that are deemed to be relatively cheap or “undervalued,” based on the assumption that the values of those stocks will increase over time. However, the value characteristics referenced by the Russell 1000® Value Index may not be accurate predictors of undervalued stocks, and there is in any event no guarantee that undervalued stocks will appreciate or will not depreciate. In addition, the selection methodology of the Russell 1000® Value Index includes an inherent bias against stocks with strong growth characteristics, and stocks with strong growth characteristics may outperform stocks with weak growth characteristics. It is possible that the investment strategy and stock selection methodology of the Russell 1000® Value Index will adversely affect its return and, therefore, the value of the Buffered Securities.

￭The Buffered Securities are linked to the iShares® Russell 1000 Value ETF and the Russell 2000® Index are subject to risks associated with small-capitalization companies. As the iShares® Russell 1000 Value ETF and the Russell 2000® Index are the underlyings, and the iShares® Russell 1000 Value ETF tracks the performance of stocks issued by companies with relatively small market capitalization and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the iShares® Russell 1000 Value ETF and Russell 2000® Index may be more volatile than indices or funds that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭The performance and market price of the IWD Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the IWD Shares. The IWD Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the IWD Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of IWD Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the IWD Shares may impact the variance between the performances of IWD Shares and the share underlying index. Finally, because the shares of the IWD Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the IWD Shares may differ from the net asset value per share of the IWD Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the IWD Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the IWD Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the IWD Shares, and their ability to create and redeem shares of the IWD Shares may be disrupted. Under these circumstances, the market price of shares of the IWD Shares may vary substantially from the net asset value per share of the IWD Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the IWD Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the IWD Shares. Any of these events could materially and adversely affect the price of the shares of the IWD Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the IWD Shares on the valuation date, even if the IWD Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the IWD Shares.

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the IWD Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the IWD Shares. However, the calculation agent will not make an adjustment for every event that could affect the IWD Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the Buffered Securities may be materially and adversely affected.

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￭Adjustments to the IWD Shares or the share underlying index could adversely affect the value of the Buffered Securities. The investment adviser to the iShares® Russell 1000 Value ETF, BlackRock Fund Advisors (the “Investment Adviser”), seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Russell 1000® Value Index. Pursuant to its investment strategy or otherwise, the Investment Advisor may add, delete or substitute the stocks composing the iShares® Russell 1000 Value ETF. Any of these actions could adversely affect the price of the IWD Shares and, consequently, the value of the Buffered Securities. FTSE Russell is responsible for calculating and maintaining the Russell 1000® Value Index. The publisher of the share underlying index may add, delete or substitute the stocks constituting Russell 1000® Value Index or make other methodological changes that could change the value of the Russell 1000® Value Index. FTSE Russell may discontinue or suspend calculation or publication of the Russell 1000® Value Index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued Russell 1000® Value Index and is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. Any of these actions could adversely affect the value of the IWD Shares, and consequently, the value of the Buffered Securities.

￭Adjustments to the RTY Index could adversely affect the value of the Buffered Securities. The publisher of the RTY Index may add, delete or substitute the stocks constituting the RTY Index or make other methodological changes that could change the value of such underlying. The publisher of the RTY Index may discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Russell 2000® Index Overview

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000E™ Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on December 29, 2023:

Bloomberg Ticker Symbol:	RTY
Current Index Value:	2,027.074
52 Weeks Ago:	1,766.250
52 Week High (on 12/27/2023):	2,066.214
52 Week Low (on 10/27/2023):	1,636.938

The following graph sets forth the daily closing values of the RTY Index for the period from January 1, 2018 through December 29, 2023. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the RTY Index for each quarter in the same period. The closing value of the RTY Index on December 29, 2023 was 2,027.074. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The RTY Index has at times experienced periods of high volatility, and you should not take the historical values of the RTY Index as an indication of its future performance.

RTY Index Daily Closing Values January 1, 2018 to December 29, 2023

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Russell 2000® Index	High	Low	Period End
2018
First Quarter	1,610.706	1,463.793	1,529.427
Second Quarter	1,706.985	1,492.531	1,643.069
Third Quarter	1,740.753	1,643.069	1,696.571
Fourth Quarter	1,672.992	1,266.925	1,348.559
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,664.716	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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iShares® Russell 1000 Value ETF Overview

The iShares® Russell 1000 Value ETF is an exchange-traded fund that seeks to track, before fees and expenses, the performance of the Russell 1000® Value Index, which measures the performance of equity securities with a lower price-to-book ratio relative to the other securities of the Russell 1000® Index. The iShares® Russell 1000 Value ETF is managed by iShares® Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® Russell 1000 Value ETF. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources.

Information as of market close on December 29, 2023:

Bloomberg Ticker Symbol:	IWD UP
Current Share Price:	$165.25
52 Weeks Ago:	$152.00
52 Week High (on 12/19/2023):	$165.70
52 Week Low (on 10/27/2023):	$143.69

The following graph sets forth the daily closing prices of the IWD Shares for the period from January 1, 2018 through December 29, 2023. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the IWD Shares for each quarter in the same period. The closing price of the IWD Shares on December 29, 2023 was $165.25. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The IWD Shares has at times experienced periods of high volatility, and you should not take the historical prices of the IWD Shares as an indication of its future performance.

IWD Shares Daily Closing Prices January 1, 2018 to December 29, 2023

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iShares® Russell 1000 Value ETF (CUSIP 464287598)	High	Low	Period End
2018
First Quarter	131.54	117.01	119.96
Second Quarter	124.14	117.32	121.38
Third Quarter	129.51	120.54	126.62
Fourth Quarter	127.40	104.79	111.05
2019
First Quarter	125.02	109.22	123.49
Second Quarter	127.75	119.57	127.22
Third Quarter	130.25	121.28	128.26
Fourth Quarter	136.67	123.85	136.48
2020
First Quarter	138.52	85.17	99.18
Second Quarter	125.14	94.52	112.62
Third Quarter	124.26	111.27	118.13
Fourth Quarter	136.73	115.84	136.73
2021
First Quarter	153.00	134.89	151.55
Second Quarter	162.40	152.86	158.62
Third Quarter	164.07	154.62	156.51
Fourth Quarter	168.08	157.12	167.93
2022
First Quarter	170.51	157.15	165.98
Second Quarter	168.41	140.99	144.97
Third Quarter	161.15	135.99	135.99
Fourth Quarter	158.99	135.99	151.65
2023
First Quarter	161.56	145.20	152.26
Second Quarter	157.83	148.55	157.83
Third Quarter	163.56	151.73	151.82
Fourth Quarter	165.70	143.69	165.25

This document relates only to the Buffered Securities offered hereby and does not relate to the IWD Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the Buffered Securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the IWD Shares (and therefore the price of the IWD Shares at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the IWD Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the IWD Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a prospective purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the IWD Shares.

“iShares®” is a registered trademark of BlackRock Fund Advisors (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

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Russell 1000® Value Index. The Russell 1000® Value Index is a subset of the Russell 1000® Index that seeks to measure the performance of equity securities with a lower price-to-book ratio relative to the other securities of the Russell 1000® Index. For additional information about the Russell 1000® Value Index, see the information set forth under “Russell 1000® Value Index” in the accompanying index supplement.

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Additional Terms of the Buffered Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	FTSE Russell, or any successor thereof
Share underlying index:	Russell 1000® Value Index
Share underlying index publisher:	FTSE Russell or any successor thereof
Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index or any successor index reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” in the accompanying product supplement. The closing value of the RTY Index reported by Bloomberg Financial Services may be lower or higher than the official closing value of the RTY Index published by the underlying index publisher for the RTY Index.

Denominations:	$1,000 per Buffered Security and integral multiples thereof
Postponement of maturity date:

If the scheduled valuation date is not an index business day or a trading day, as applicable, with respect to either underlying or if a market disruption event occurs with respect to either underlying on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered Securities will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered Securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered Securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each Buffered Security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the trustee for delivery to the depositary, as holder of the Buffered Securities, on the maturity date.

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

Additional Information About the Buffered Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered Security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered Securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is more likely than not that a Buffered Security will be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Buffered Securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for participation securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered Securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered Securities. Subject to the discussion below concerning the potential application of the “constructive ownership” rule, such gain or loss should be long-term capital gain or loss if the investor has held the Buffered Securities for more than one year, and short-term capital gain or loss otherwise.

Because the Buffered Securities are linked to shares of an exchange-traded fund, although the matter is not clear, there is a substantial risk that an investment in the Buffered Securities will be treated as a “constructive ownership transaction” under Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”). If this treatment applies, all or a portion of any long-term capital gain of the U.S. Holder in respect of the Buffered Securities could be recharacterized as ordinary income (in which case an interest charge will be imposed). As a result of certain features of the Buffered Securities, including the fact that the Buffered Securities are linked to an index in addition to an exchange-traded fund, it is unclear how to calculate the amount of gain that would be recharacterized if an investment in the Buffered Securities were treated as a constructive ownership transaction. Due to the lack of governing authority, our counsel is unable to opine as to whether or how Section 1260 of the Code applies to the Buffered Securities. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in the accompanying product supplement for participation securities for additional information and consult their tax advisers regarding the potential application of the “constructive ownership” rule.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the Buffered Securities as ordinary income. For example, due to the terms of the Buffered Securities and current market conditions, there is a risk that the IRS could seek to recharacterize the Buffered Securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the Buffered Securities as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, as discussed above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for participation securities, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Buffered Securities and current market conditions, we expect that the Buffered Securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Buffered Securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered Securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered Securities.

Both U.S. and non-U.S. investors considering an investment in the Buffered Securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for participation securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments, the potential application of the constructive ownership rule, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for participation securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered Securities.

Use of proceeds and hedging:

The proceeds from the sale of the Buffered Securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered Security issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered Securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered Securities borne by you and described beginning on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered Securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered Securities by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the IWD Shares, in stocks constituting the RTY Index or the share underlying index, futures and/or options contracts on the RTY Index, the IWD Shares and the share underlying index, any component stocks of the RTY Index or the share underlying index listed on major securities markets or positions in any other available securities, or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of either underlying on the pricing date, and, therefore, could increase the value at or above which such underlying must close on the valuation date so that investors do not suffer a loss on their initial investment in the Buffered Securities (depending also on the performance of the other underlying). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered Securities, including on the valuation date, by purchasing and selling the IWD Shares, the stocks constituting the RTY Index or the share underlying index, futures or options contracts on the RTY Index, the IWD Shares, the share underlying index or their component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered Securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying, and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their

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Morgan Stanley Finance LLC

Dual Directional Buffered Participation Securities Based on the Value of the Worst Performing of the Russell 2000® Index and the iShares® Russell 1000 Value ETF due April 9, 2025

Principal at Risk Securities

respective subsidiaries have investment discretion are not permitted to purchase the Buffered Securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the Buffered Securities that it purchases from us to an unaffiliated dealer at a price of $ per Buffered Security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per Buffered Security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each Buffered Security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the Buffered Securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered Securities. When MS & Co. prices this offering of Buffered Securities, it will determine the economic terms of the Buffered Securities, including the maximum upside payment at maturity, such that for each Buffered Security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for participation securities.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for participation securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for participation securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the product supplement for participation securities, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Product Supplement for Participation Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated November 16, 2023

Terms used but not defined in this document are defined in the product supplement for participation securities, in the index supplement or in the prospectus.

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